                                                                                    Exhibit 99.1

Talk America Reports Third Quarter Results

NEW HOPE, PA, November 8, 2006 - Talk America (NASDAQ: TALK), a leading provider of integrated voice and data communications services, today announced third quarter results for 2006. Talk America reported total revenue of $106.4 million and Adjusted EBITDA of $14.8 million. On-net revenue, off-net revenue and long distance and other revenue in the third quarter 2006 were $63.5 million, $30.8 million and $12.0 million, respectively.

Talk America ended the period with 614,000 local voice and data equivalent lines of which 476,000 were on-net, representing 78% of total lines. On-net lines were lower than expected due to higher churn in the third quarter. We expect churn to come down as network migrations have been completed and we roll out our bundled broadband service offering. Revenues for the third quarter reflected the benefit of customer price increases, as well as the implementation of increases to late fees. In the third quarter 2006, we recorded a reduction to network cost of $0.9 million related to the resolution of the Georgia rate case.

(Note: See the schedules accompanying this news release and www.talkamerica.com for reconciliation to generally accepted accounting principles (GAAP) for the non-GAAP financial measures mentioned in this announcement and to download a copy of the presentation to be reviewed on today's conference call.)

As previously announced, on September 22, 2006, we entered into a merger agreement with Cavalier Telephone Corporation, under the terms of which Cavalier will acquire all of Talk America’s outstanding shares for $8.10 cash per share. Pending the approval of our stockholders and the satisfaction of the other terms and conditions of the merger agreement, we anticipate that the Cavalier merger will be completed by year end 2006. Our regulatory approval process is well underway and we have met the third quarter financial performance closing condition in the merger agreement.

In connection with the proposed Cavalier merger, we have filed a preliminary proxy statement, and will file a definitive proxy statement, with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CAVALIER MERGER AND THE COMPANY. Investors may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the definitive proxy statement, once available, and the Company's other filings with the SEC may also be obtained from the Company. Free copies of the Company's filings may be obtained by directing a request to Talk America Holdings, Inc, 6805 Route 202. New Hope, PA 18938.

The Company and our directors, executive officers and other members of our management and employees may be deemed to be soliciting proxies from our stockholders in favor of the Cavalier merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of our executive officers and directors in the Cavalier merger by reading the preliminary and definitive proxy statements regarding the Cavalier merger, which have been and will be filed with the SEC.

About Talk America

Talk America, is a leading competitive, integrated communications provider that offers phone services and high speed Internet access to both business and residential customers.  Services include local and long distance phone service, and data services such as high-speed connectivity, security, web hosting, and network services. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

Please Note:

The statements contained herein regarding the future results of operations of Talk America should be, and certain other of the statements contained herein may be, considered “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," "forecast," "guidance," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, our inability to integrate effectively and as anticipated acquired businesses, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to operate our own local network in a profitable manner, increased price competition for long distance, local and data services, failure of the marketing of the bundle of local and long distance services, long distance services and data services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement. Additional information concerning these and other important factors can be found within Talk America’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For a more detailed discussion of these factors, see the Risk Factors discussions in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 filed March 16, 2006, as amended by our Form 10-K/A filed March 28, 2006, and of our subsequently filed Quarterly Reports on Form 10-Q.

--Financial Tables to Follow—

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Revenue	$106,353	$120,645	$340,921	$348,149

Costs and expenses:
Network and line costs, excluding depreciation and amortization	54,542	64,413	178,629	181,090
General and administrative expenses	21,684	23,496	74,160	59,946
Provision for doubtful accounts	4,359	4,515	12,610	14,909
Sales and marketing expenses	11,958	7,294	35,900	21,335
Depreciation and amortization	11,084	11,618	34,235	30,734
Total costs and expenses	103,627	111,336	335,534	308,014

Operating income	2,726	9,309	5,387	40,135
Other income (expense):
Interest income	254	199	768	873
Interest expense	(185)	(114)	(616)	(164)
Other income (expense), net	(11)	(5)	42	(361)
Income before provision for income taxes	2,784	9,389	5,581	40,483
Provision for income taxes	1,613	4,172	3,296	16,428

Net income	$1,171	$5,217	$2,285	$24,055

Income per share - Basic:
Net income per share	$0.04	$0.18	$0.08	$0.86

Weighted average common shares outstanding	30,494	29,808	30,444	28,122

Income per share - Diluted:
Net income per share	$0.04	$0.17	$0.07	$0.84

Weighted average common and common equivalent shares outstanding	30,673	30,357	30,624	28,796

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	September 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$35,594	$46,288
Restricted cash	1,920	--
Accounts receivable, trade (net of allowance for uncollectible accounts of $14,740 and $13,838 at September 30, 2006 and December 31, 2005, respectively)	36,602	43,600
Deferred income taxes	11,158	18,096
Prepaid expenses and other current assets	12,091	10,297
Total current assets	97,365	118,281

Property and equipment, net	92,160	98,492
Goodwill	36,479	36,479
Intangibles, net	3,160	4,934
Deferred income taxes	36,606	21,033
Capitalized software and other assets	11,448	9,470
Total assets	$277,218	$288,689

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$32,823	$40,025
Sales, use and excise taxes	8,298	7,316
Deferred revenue	13,440	13,824
Current portion of long-term debt	2,554	3,988
Accrued compensation	5,057	9,405
Other current liabilities	8,482	12,933
Total current liabilities	70,654	87,491

Long-term debt	1,837	1,289

Deferred income taxes	83	4,853

Other liabilities	5,515	3,269
Commitments and contingencies

Stockholders' equity:
Preferred stock - $.01 par value, 5,000,000 shares authorized; no shares outstanding	--	--
Common stock - $.01 par value, 100,000,000 shares authorized; 31,842,321 and 31,684,056 shares issued and 30,508,638 and 30,368,267 shares outstanding at September 30, 2006 and December 31, 2005, respectively	318	317
Additional paid-in capital	385,639	380,481
Accumulated deficit	(181,726)	(184,011)
Treasury stock - at cost, 1,333,683 and 1,315,789 shares at September 30, 2006 and December 31, 2005, respectively	(5,102)	(5,000)
Total stockholders' equity	199,129	191,787
Total liabilities and stockholders’ equity	$277,218	$288,689

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net income	$2,285	$24,055
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	12,610	14,909
Depreciation and amortization	34,235	30,734
Deferred income taxes	1,047	13,341
Stock-based compensation	4,172	--
Other non-cash charges	456	359
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable, trade	(1,169)	726
Prepaid expenses and other current assets	1,340	1,745
Other assets	49	80
Accounts payable and accrued expenses	(11,278)	(19,835)
Sales, use and excise taxes	22	(4,553)
Deferred revenue	(2,405)	(3,156)
Accrued compensation	(9,008)	(1,563)
Other liabilities	(6,194)	(162)
Net cash provided by operating activities	26,162	56,680

Cash flows from investing activities:
Proceeds from sale of fixed assets	675	63
Acquisitions, net of cash acquired	(16,485)	(26,850)
Capital expenditures	(15,377)	(35,220)
Capitalized software development costs	(4,172)	(2,946)
Decreases in restricted cash	1,375	--
Net cash used in investing activities	(33,984)	(64,953)

Cash flows from financing activities:
Tax benefit of stock based compensation	430	--
Payments of capital lease obligations	(3,667)	(1,586)
Proceeds from exercise of options and warrants	365	4,685
Net cash provided by (used in) financing activities	(2,872)	3,099

Net change in cash and cash equivalents	(10,694)	(5,174)
Cash and cash equivalents, beginning of period	46,288	47,492
Cash and cash equivalents, end of period	$35,594	$42,318

TALK AMERICA HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION

Non-GAAP Financial Measure:

The non-GAAP financial measure that we use in this news release is listed below. We have included reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures in our financial statements.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income plus depreciation and amortization, stock-based compensation expense and gains/losses on the sale of property and equipment.

Adjusted EBITDA
($ in thousands)	Third Quarter		September Year to Date
	2006	2005	2006	2005
Operating Income	$2,726	$9,309	$5,387	$40,135
Depreciation and Amortization	11,084	11,618	34,235	30,734
Stock-based Compensation	955	--	4,172	--
Loss on Sale of Property and Equipment	3	--	413	--
Adjusted EBITDA	$14,768	$20,927	$44,207	$70,869

SOURCE: Talk America Holdings, Inc.

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Contact Info:
Talk America
David Zahka
215-862-6849
dzahka@talk.com